Exhibit 3.1

AMENDMENT NO. 3 TO THE

SECOND AMENDED AND RESTATED BYLAWS

OF

J.B. HUNT TRANSPORT SERVICES, INC.

Adopted October 19, 2023

WHEREAS, the board of directors (the “Board”) of J.B. Hunt Transport Services, Inc. (the “Corporation”) deems it desirable and in the best interests of the Corporation, that the Second Amended and Restated Bylaws of the Corporation be amended as set out below, for the purpose of allowing eligible shareholders under certain circumstances to include director nominees in the Corporation’s proxy materials for its Annual Shareholders Meeting.

NOW, THEREFORE, it is hereby:

RESOLVED, that Article II of the Second Amended and Restated Bylaws, as amended, of the Corporation is hereby amended to insert a new Section 2.14 at the end thereof, to read as follows:

2.14         Proxy Access.

(a)        Inclusion of Shareholder Nominee in Proxy Statement. Subject to the provisions of this Section 2.14, the Corporation shall include in its proxy statement (including its form of proxy and ballot) for an annual meeting of shareholders the name of any shareholder nominee for election to the Board of Directors submitted pursuant to this Section 2.14 (each a “Shareholder Nominee”) provided:

(i)

timely written notice of such Shareholder Nominee satisfying this Section 2.14 (“Notice”) is delivered to the Corporation by or on behalf of a shareholder or shareholders that, at the time the Notice is delivered, satisfy the ownership and other requirements of this Section 2.14 (such shareholder or shareholders, and any person on whose behalf they are acting, the “Eligible Shareholder”);

(ii)

the Eligible Shareholder expressly elects in writing at the time of providing the Notice to have its Shareholder Nominee included in the Corporation’s proxy statement pursuant to this Section 2.14; and

(iii)	the Eligible Shareholder and the Shareholder Nominee otherwise satisfy the requirements of this Section 2.14.

(b)        Timely Notice. To be timely, Notice must be delivered to the Secretary at the principal executive offices of the Corporation: (x) not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, in advance of the anniversary of the date (as stated in the Corporation’s proxy materials) that the Corporation’s definitive proxy statement was first sent to shareholders in connection with the previous year’s annual meeting of shareholders if such meeting is to be held on a day which is not more than 30 days before and not later than 60 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of shareholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 150th day prior to the annual meeting and not later than the close of business on the later of: (1) the 120th day prior to the annual meeting and (2) the close of business on the tenth (10th) day following the first date of Public Disclosure of the date of such meeting. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of the Notice. For the purposes of this Section 2.14, “Public Disclosure” shall mean a disclosure made in a press release reported by a national news service or in a document filed by the Corporation with the Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c)          Information to be Included in Proxy Statement. In addition to including the name of the Shareholder Nominee in the Corporation’s proxy statement for the annual meeting, the Corporation shall also include (collectively, the “Required Information”):

(i)

the information concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation’s proxy statement pursuant to the Exchange Act and the rules and regulations promulgated thereunder; and

(ii)

if the Eligible Shareholder so elects, a written statement of the Eligible Shareholder (or in the case of a group, a written statement of the group), not to exceed 500 words, in support of its Shareholder Nominee, which must be provided at the same time as the Notice for inclusion in the Corporation’s proxy statement for the annual meeting (a “Statement”).

Notwithstanding anything to the contrary contained in this Section 2.14, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation, or listing standard. Additionally, nothing in this Section 2.14 shall limit the Corporation’s ability to solicit against and include in its proxy statement its own statements relating to any Shareholder Nominee.

(d)        Shareholder Nominee Limits. The number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy statement pursuant to this Section 2.14 but either are subsequently withdrawn or that the Board of Directors decides to nominate (a “Board Nominee”)) appearing in the Corporation’s proxy statement with respect to a meeting of shareholders shall not exceed the greater of: (x) two; or (y) 20% of the number of directors in office as of the last day on which notice of a nomination may be delivered pursuant to this Section 2.14 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (the “Permitted Number”); provided, however, that:

(i)

in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of shareholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced;

(ii)

any Shareholder Nominee who is included in the Corporation’s proxy statement for a particular meeting of shareholders but either: (A) withdraws from or becomes ineligible or unavailable for election at the meeting, or (B) does not receive a number of votes cast in favor of their election at least equal to 25% of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the Shareholder Nominee’s election, shall be ineligible to be included in the Corporation’s proxy statement as a Shareholder Nominee pursuant to this Section 2.14 for the next two annual meetings of shareholders following the meeting for which the Shareholder Nominee has been nominated for election; and

(iii)

any director in office as of the nomination deadline who was included in the Corporation’s proxy statement as a Shareholder Nominee for any of the two preceding annual meetings and whom the Board of Directors decides to nominate for election to the Board of Directors also will be counted against the Permitted Number.

In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 2.14 exceeds the Permitted Number, each Eligible Shareholder shall select one Shareholder Nominee for inclusion in the Corporation’s proxy statement until the Permitted Number is reached, going in order of the amount (from greatest to least) of voting power of the Corporation’s capital stock entitled to vote on the election of directors as disclosed in the Notice. If the Permitted Number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(e)        Eligibility of Nominating Shareholder; Shareholder Groups. An Eligible Shareholder must have owned (as defined below) continuously for at least three years a number of shares that represents 3% or more of the outstanding shares of the Corporation entitled to vote in the election of directors (the “Required Shares”) as of both the date the Notice is delivered to or received by the Corporation in accordance with this Section 2.14 and the record date for determining shareholders entitled to vote at the meeting. For purposes of satisfying the ownership requirement under this Section 2.14, the voting power represented by the shares of the Corporation’s capital stock owned by one or more shareholders, or by the person or persons who own shares of the Corporation’s capital stock and on whose behalf any shareholder is acting, may be aggregated, provided that:

(i)	the number of shareholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20; and

(ii)	each shareholder or other person whose shares are aggregated shall have held such shares continuously for at least three years.

Whenever an Eligible Shareholder consists of a group of shareholders and/or other persons, any and all requirements and obligations for an Eligible Shareholder set forth in this Section 2.14 must be satisfied by and as to each such shareholder or other person, except that shares may be aggregated to meet the Required Shares as provided in this Section 2.14(e). With respect to any one particular annual meeting, no shareholder or other person may be a member of more than one group of persons constituting an Eligible Shareholder under this Section 2.14.

(f)           Funds. A group of two or more funds shall be treated as one shareholder or person for this Section 2.14 provided that the other terms and conditions in this Section 2.14 are met (including Section 2.14(h)(v)(A)) and the funds are:

(i)	under common management and investment control;

(ii)	under common management and funded primarily by the same employer (or by a group of related employers that are under common control); or

(iii)	a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.

(g)        Ownership. For purposes of this Section 2.14, an Eligible Shareholder shall be deemed to “own” only those outstanding shares of the Corporation’s capital stock as to which the person possesses both:

(i)	the full voting and investment rights pertaining to the shares; and

(ii)

the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares:

(A)    sold by such person or any of its affiliates in any transaction that has not been settled or closed,

(B)    borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or

(C)    subject to any option, warrant, forward contract, swap, contract of sale, other derivative, or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (1) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full right to vote or direct the voting of any such shares; and/or (2) hedging, offsetting, or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate.

An Eligible Shareholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Shareholder has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person. An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Shareholder has loaned such shares, provided that the Eligible Shareholder has the power to recall such loaned shares on five business days’ notice [and recalls such loaned shares not more than five business days after being notified that any of its Shareholder Nominees will be included in the Corporation’s proxy statement]. The terms “owned,” “owning,” and other variations of the word “own” shall have correlative meanings. For purposes of this Section 2.14, the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.

(h)        Nomination Notice and Other Eligible Shareholder Deliverables. An Eligible Shareholder must provide with its Notice the following information in writing to the Secretary of the Corporation:

(i)

one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Notice is delivered to or received by the Corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder’s agreement to provide:

(A)    within five business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date, and

(B)    immediate notice if the Eligible Shareholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of shareholders;

(ii)

the Eligible Shareholder’s representation and agreement that the Eligible Shareholder (including each member of any group of shareholders that together is an Eligible Shareholder under this Section 2.14):

(A)    intends to continue to satisfy the eligibility requirements described in this Section 2.14 through the date of the annual meeting,

(B)    acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent,

(C)    has not nominated and will not nominate for election to the Board of Directors at the meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 2.14,

(D)    has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a Board Nominee,

(E)    will not distribute to any shareholder any form of proxy for the meeting other than the form distributed by the Corporation,

(F)    has provided and will provide facts, statements, and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading,

(G)    agrees to assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the Corporation’s shareholders or out of the information that the Eligible Shareholder provides to the Corporation,

(H)    agrees to indemnify and hold harmless the Corporation and each of its directors, officers, and employees individually against any liability, loss, or damages in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative, or investigative, against the Corporation or any of its directors, officers, or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section 2.14,

(I)    will file with the SEC any solicitation or other communication with the Corporation’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or whether any exemption from filing is available for such solicitation or other communication under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and

(J)    will comply with all other applicable laws, rules, regulations, and listing standards with respect to any solicitation in connection with the meeting;

(iii)	the written consent of each Shareholder Nominee to be named in the Corporation’s proxy statement, and form of proxy and ballot and, as a nominee and, if elected, to serve as a director;

(iv)	a copy of the Schedule 14N (or any successor form) that has been filed with the Securities and Exchange Commission (“SEC”) as required by Rule 14a-18 under the Exchange Act;

(v)	in the case of a nomination by a group of shareholders that together is an Eligible Shareholder:

(A)    documentation satisfactory to the Corporation demonstrating that a group of funds qualifies pursuant to the criteria set forth in Section 2.14(f) to be treated as one shareholder or person for purposes of this Section 2.14, and

(B)    the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating shareholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(vi)    if desired, a Statement.

(i)           Shareholder Nominee Agreement. Each Shareholder Nominee must:

(i)	provide within five business days of the Corporation’s request an executed agreement, in a form deemed satisfactory to the Corporation, providing the following representations:

(A)    the Shareholder Nominee has read and agrees to adhere to the Corporation’s Corporate Governance Guidelines, Code of Ethical and Professional Standards, Insider Trading Policy, and any other of the Corporation’s policies or guidelines applicable to directors, and

(B)    the Shareholder Nominee is not and will not become a party to: (1) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”); or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, and

(C)    the Shareholder Nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification (a “Compensation Arrangement”) in connection with such person’s nomination for director or service as a director that has not been disclosed to the Corporation;

(ii)	complete, sign, and submit all questionnaires required of the Corporation’s Board of Directors within five business days of receipt of each such questionnaire from the Corporation; and

(iii)

provide within five business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine whether such Shareholder Nominee meets the requirements of this Section 2.14 or the Corporation’s requirements with regard to director qualifications and policies and guidelines applicable to directors, including whether:

(A)    such Shareholder Nominee is independent under the independence requirements, including the committee independence requirements, set forth in the listing standards of the stock exchange on which shares of the Corporation’s capital stock are listed, any applicable rules of the SEC, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors (the “Independence Standards”),

(B)    such Shareholder Nominee has any direct or indirect relationship with the Corporation that has not been deemed categorically immaterial pursuant to the Corporation’s Corporate Governance Guidelines, and

(C)    such Shareholder Nominee is not and has not been subject to: (1) any event specified in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), or (2) any order of the type specified in Rule 506(d) of Regulation D under the Securities Act.

(j)          Eligible Shareholder/Shareholder Nominee Undertaking. In the event that any information or communications provided by the Eligible Shareholder or Shareholder Nominee to the Corporation or its shareholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation in writing of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct. Notwithstanding the foregoing, the provision of any such notification pursuant to the preceding sentence shall not be deemed to cure any defect or limit the Corporation’s right to omit a Shareholder Nominee from its proxy materials as provided in this Section 2.14.

(k)         Exceptions Permitting Exclusion of Shareholder Nominee. The Corporation shall not be required to include pursuant to this Section 2.14 a Shareholder Nominee in its proxy statement (or, if the proxy statement has already been filed, to allow the nomination of a Shareholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation):

(i)

if the Eligible Shareholder who has nominated such Shareholder Nominee has nominated for election to the Board of Directors at the meeting any person other than pursuant to this Section 2.14, or has or is engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a Board Nominee;

(ii)	who is not independent under the Independence Standards;

(iii)

whose election as a member of the Board of Directors would violate or cause the Corporation to be in violation of these Bylaws, the Corporation’s Articles of Incorporation, Corporate Governance Guidelines, Code of Ethical and Professional Standards, the listing standards of the stock exchange on which shares of the Corporation’s capital stock is listed, or any applicable state or federal law, rule, or regulation;

(iv)	if the Shareholder Nominee is or becomes a party to any Voting Commitment;

(v)	if the Shareholder Nominee is or becomes a party to any undisclosed Compensation Arrangement;

(vi)	who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

(vii)	who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years;

(viii)	who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act; or

(ix)

if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading or shall have breached its or their agreements, representations, undertakings, or obligations pursuant to this Section 2.14.

(l)          Invalidity. Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall be entitled to declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation; and the Corporation shall not be required to include in its proxy statement any successor or replacement nominee proposed by the applicable Eligible Shareholder or any other Eligible Shareholder if:

(i)

the Shareholder Nominee and/or the applicable Eligible Shareholder shall have breached its or their agreements, representations, undertakings, or obligations pursuant to this Section 2.14, as determined by the Board of Directors or the person presiding at the meeting; or

(ii)	the Eligible Shareholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this Section 2.14.

DATED as of October 19, 2023.

/s/ Kirk Thompson Chairman

ATTEST:

/s/ Jennifer Boattini

Secretary